UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market
Warrants to purchase Class A common stock	ACDCW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2023, ProFrac Holding Corp., a Delaware corporation (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with THRC Holdings, LP, a Texas limited partnership (the “THRC Holdings”), and FARJO Holdings, LP, a Texas limited partnership (the “FARJO Holdings”, and together with THRC Holdings, the “Investors”), pursuant to which the Company agreed to issue and sell shares of a new series of the Company’s preferred stock, designated as Series A Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in a private placement transaction (the “Private Placement”).

THRC Management, LLC, a Texas limited liability company, is the general partner of THRC Holdings. Mr. Dan Wilks is the sole manager of THRC Management, LLC. FARJO Management, LLC, a Texas limited liability company, is the general partner of FARJO Holdings. Mr. Farris Wilks and Ms. Jo Ann Wilks are the members of FARJO Management. Mr. Farris Wilks and Mr. Dan Wilks are brothers and are founders and principal stockholders of the Company. Their sons, Mr. Johnathan Ladd Wilks and Mr. Matthew D. Wilks are the Company’s Chief Executive Officer and Executive Chairman, respectively.

At the closing of the Private Placement on September 29, 2023 (the “Closing”), the Company issued and sold to the Investors 50,000 shares of the Series A Preferred Stock at a purchase price of $1,000.00 per share. The gross proceeds to the Company from the sale of the Series A Preferred Stock were $50.0 million. The Company plans to use the proceeds to prepay a portion of its outstanding debt, and for working capital and general corporate purposes.

The shares of Series A Preferred Stock are convertible into shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), and have other terms as described in Item 5.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

Within a reasonable period of time from the date of the Purchase Agreement, the Company will file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission to register the resale of the Series A Preferred Stock, including any shares of Class A Common Stock that may be acquired by the Investors upon conversion of the Series A Preferred Stock in accordance with the Series A Certificate of Designation (as defined in Item 5.03 of this Current Report on Form 8-K).

The Purchase Agreement contains customary representations, warranties and agreements by the Company made solely for the benefit of the parties to the Purchase Agreement, and investors should not rely on the representations, warranties and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its affiliates.

The foregoing description of the material terms of the Private Placement is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1, and the Series A Certificate of Designation, which is attached hereto as Exhibit 3.1, each of which exhibits is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K regarding the securities sold and issued under the Purchase Agreement is incorporated herein by reference. The Series A Preferred Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company relied on the exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof, and Rule 506 of Regulation D promulgated thereunder.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth under Item 1.01 above is incorporated by reference herein, to the extent applicable under Item 5.03. On September 29, 2023, the Company filed a Certificate of Designation of the Series A Preferred Stock with the Secretary of State of the State of Delaware (the “Series A Certificate of Designation”) in connection with the Private Placement referenced in Item 1.01 of this Current Report on Form 8-K, designating 50,000 shares out of the authorized but unissued shares of its preferred stock as Series A Preferred Stock. Holders of the Series A Preferred Stock are entitled to:

Dividends

Holders of the Series A Preferred Stock shall be entitled to cumulative paid-in-kind dividends at a rate per share equal to eight percent per annum. Such dividends shall compound and be payable quarterly in arrears.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of the shares of Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to the stockholders of the Company or their assignees, and subject to the rights of any outstanding shares of Senior Stock (as defined in the Series A Certificate of Designation) and before any amount shall be distributed to the holders of Junior Stock (as defined in the Series A Certificate of Designation), a liquidation distribution in an amount equal to the greater of: (i) the then-applicable Liquidation Preference (as defined in the Series A Certificate of Designation), including any adjustment for the PIK Accrual (as defined in the Series A Certificate of Designation), and (ii) the amount such holder of Series A Preferred Stock would have been entitled to receive had such holder converted its shares of Series A Preferred Stock into shares of Class A Common Stock at the then-applicable Conversion Ratio (as defined in the Series A Certificate of Designation) immediately prior to such liquidation.

Voting

The Series A Preferred Stock is non-voting stock and does not entitle the holder thereof to vote on any matter submitted to the stockholders of the Company for their action or consideration, except as otherwise provided by the General Corporation Law of the State of Delaware, the Series A Certificate of Designation, or the Company’s Certificate of Incorporation (as each may be amended from time to time). In each instance in which the holders of the Series A Preferred Stock shall be entitled to vote pursuant to the General Corporation Law of the State of Delaware, the Series A Certificate of Designation, or the Company’s Certificate of Incorporation, each holder of the Series A Preferred Stock entitled to vote with respect to such matters shall be entitled to one vote per share of the Series A Preferred Stock.

So long as any shares of the Series A Preferred Stock are outstanding, the Company may not, without the written consent or affirmative vote of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock, take, among others, the following actions: (i) authorize or create, or increase the authorized amount of, or issue any class or series of Senior Stock (as defined in the Series A Certificate of Designation) or reclassify or amend the provisions of any existing class of securities of the Company into shares of Senior Stock; (ii) authorize, create or issue any stock or debt instrument or other obligation that is convertible or exchangeable into shares of the Company’s Senior Stock (or that is accompanied by options or warrants to purchase such Senior Stock); (iii) amend, alter or repeal any provision of the Certificate of Incorporation or the Series A Certificate of Designation in a manner that would adversely affect the rights, preferences, privileges or powers of the Series A Preferred Stock; (iv) declare or pay any dividends or other distributions in cash or property with respect to the capital stock of the Company (other than dividends or other distributions of cash or property paid on the Series A Preferred Stock); (v) redeem, repurchase, recapitalize or acquire shares of the Company’s Class A Common Stock or other Junior Stock (as defined in the Series A Certificate of Designation), other than with respect to customary repurchase rights or tax withholding arrangements with respect to equity awards or benefit plans and the exchange of outstanding warrants or as contemplated by the Certificate of Incorporation, as in effect on the date of the Series A Certificate of Designation with respect to the Company’s Class B common stock.

Conversion

Following the first anniversary of the first issuance of shares of Series A Preferred Stock, other than in connection with a Change of Control, each holder of the Series A Preferred Stock shall have the option from time to time to convert all or a portion of such holder’s shares of Series A Preferred Stock into shares of Class A Common Stock at a conversion ratio of the quotient of: (i) the Liquidation Preference as of the date of the conversion and (ii) the then applicable conversion price (which is initially set at $20.00, but may be adjusted from time to time, in accordance with the Series A Certificate of Designation).

Redemption

The Company may, at its option and in its sole discretion, from time to time redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock for an amount per share of Series A Preferred Stock equal to the Liquidation Preference (as defined in the Series A Certificate of Designation) as of the date of redemption multiplied by 1.15.

Change of Control

Upon the occurrence of a Change of Control (as defined in the Series A Certificate of Designation) the Company may, but shall not be required to, at the Company’s sole option, either (a) convert all or part of the outstanding shares of Series A Preferred Stock into shares of Class A Common Stock at the greater of (i) the quotient of (A) the Liquidation Preference (as defined in the Series A Certificate of Designation) as of the date of such conversion and (B) the volume-weighted average trading price of the Class A Common Stock on the NASDAQ Global Market for the thirty trading day period (including the last day of such period) immediately preceding September 27, 2023 and (ii) the quotient of (X) the Liquidation Preference as of the date of such conversion and (Y) the volume-weighted average trading price of the Class A Common Stock on the principal national securities exchange on which the Class A Common Stock is then listed for trading for the thirty trading day period (including the last day of such period) immediately preceding the public announcement of such Change of Control by the Company; or (b) pay each holder of the Series A Preferred Stock a cash payment per share of the Series A Preferred Stock held by such holder equal to the greater of: (i) the Liquidation Preference (as defined in the Series A Certificate of Designation) as of the date of such payment and (ii) the amount such holder would have been entitled to receive in or as a result of such Change of Control if, immediately prior to the record date for payments relating to such Change of Control, such shares of Series A Preferred Stock had been converted into a number of shares of Class A Common Stock equal to the greater of (x) the Conversion Ratio at such time and (y) the then-applicable Liquidation Preference divided by the 30-Day VWAP of the Class A Common Stock on the trading day immediately preceding the Change of Control.

The foregoing description of the Series A Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Series A Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Events.

On October 2, 2023, the Company issued a press release announcing the Closing and certain other matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirely by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series A Redeemable Convertible Preferred Stock.

10.1	Series A Redeemable Convertible Preferred Stock Purchase Agreement, dated September 29, 2023, by and among the Company and the Investors.

99.1	Press Release, dated October 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Lance Turner
Name:	Lance Turner
Title:	Chief Financial Officer

Date: October 2, 2023